Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-4 of our report dated June 25, 2008 (except for the change in accounting principle discussed in Note 27, as to which the date is May 21, 2009) relating to the consolidated financial statements of Telemig Celular Participções S.A. and subsidiary for the years ended December 31,2007 and 2006 which report expresses an unqualified opinion and includes explanatory paragraphs relating to (1) the adoption of Statement of Financial Accounting Standards FASB Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes, an Interpretation of FASB Statement No. 109”, effective January 1, 2007 and (2) the adoption of certain provisions of Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB no. 51” effective January 1, 2009; appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Financial Information”, “Valuation Report” and “Experts” in such Prospectus.

DELOITTE TOUCHE TOHMATSU

Auditores Independentes

/s/ DELOITTE TOUCHE TOHMATSU

June 5, 2009

Belo Horizonte, Brazil